EXHIBIT 10.3

FORSTER DRILLING CORPORATION

Senior Secured Note due January 15, 2013

US$4,805,000

No.08-01

CUSIP No. 34659W AA0

FORSTER DRILLING CORPORATION, and its wholly owned subsidiaries, Forster Drilling, Inc.; Forster Tool & Supply, Inc.; and Forster Exploration & Production, Inc., (collectively, the “Company”) promises to pay to Cede & Co., or its registered assigns, the principal sum of $4,805,000 on January 15, 2013. Interest Payment Dates: January 15, April 15, July 15, and October 15 commencing April 15, 2008. Record Dates: December 15, March 15, June 15 and September 15 (whether or not a Business Day).

Dated: January 3, 2008

FORSTER DRILLING CORPORATION

By:	/s/ Fred Forster III
Fred Forster III
Chairman, President and CEO

Certificate of Authentication

This is one of the Senior Notes referred to in the within-mentioned Indenture.

FIRST SECURITY BANK
as Trustee

By:	/s/ Frank Faust
Frank Faust, Senior Vice President

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

(Reverse of Senior Note)

Senior Secured Note due January 15, 2013

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

1. Interest. FORSTER DRILLING CORPORATION, a corporation organized under the laws of the State of Nevada, together with its wholly owned subsidiaries, Forster Drilling, Inc.; Forster Tool & Supply, Inc.; and Forster Exploration & Production, Inc. (collectively, the “Company”), promises to pay interest on the principal amount of this Senior Note at the rate and in the manner specified below. Interest shall accrue at the rate of 10.00% per annum.

Interest will be payable quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2008, or if any such day is not a Business Day on the next succeeding Business Day (each an “Interest Payment Date”) to Holders of record of the Senior Notes at the close of business on the immediately preceding December 15, March 15, June 15 and September 15, whether or not a Business Day. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal at the rate equal to 1% (one percent) in excess of the otherwise then applicable Interest Rate on the Senior Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2. Method of Payment. The Company shall pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Senior Note to a Paying Agent to collect principal payments. Principal, premium, if any, and interest, on the Senior Notes will be payable at the office or agency of the Company maintained for such purpose within Houston, Texas, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided that all payments with respect to Senior Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Company, the Company’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Senior Note. The Company may act in any such capacity.

4. Indenture. The Company issued the Senior Notes under an Indenture dated as of January 3, 2008 (the “Indenture”) between the Company, the Subsidiary Guarantors and First Security Bank (the “Trustee”). The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. The Senior Notes are obligations of the Company limited to the sum of US$4,805,000 in aggregate principal amount issued on the Issue Date.

5. Guarantee. The Obligations of the Company under the Senior Notes have been guaranteed, jointly and severally, by the Restricted Subsidiaries and such other persons that become Restricted Subsidiaries after the Issue Date and each of their respective successors. The guarantee issued by each Guarantor ranks senior in right and priority of payment to all other Indebtedness of such Guarantors.

6. Optional Redemption. Except as set forth in Sections 3.07(b) and 3.10 of the Indenture, the Senior Notes will not be redeemable at the Company’s option prior to June 15, 2008. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice to the holders thereof, at the redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to the applicable redemption date

7. Mandatory Redemption. The Company will make mandatory redemption or sinking fund payments with respect to the Senior Notes only as required pursuant to the Indenture.

8. Repurchase at Option of Holder. If a Change of Control occurs, the Company shall make an offer (the “Change of Control Offer”) to each of the Holders of Senior Notes to repurchase all or any part (equal to $5,000 or an integral multiple of $5,000) of that Holder’s Senior Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 100% of the aggregate principal amount of Senior Notes repurchased, plus accrued and unpaid interest on the Senior Notes repurchased, to the Purchase Date (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(a) Within 30 days following any Change of Control, the Company shall mail a notice of such Change of Control Offer by first class mail, postage prepaid, to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i) that the Change of Control Offer is being made pursuant to Section 3.10 of the Indenture and that all Senior Notes tendered shall be accepted for payment;

(ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) that any Senior Note not tendered shall remain outstanding and continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Senior Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a written communication setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Notes purchased; and

(vii) that Holders whose Senior Notes are being purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

(b) So long as the Senior Notes are in global form, if the Company makes an offer to purchase all of the Senior Notes pursuant to a Change of Control Offer, a Holder may exercise its option to elect for the purchase of Senior Notes through the facilities of the Depository, subject to its rules and regulations.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) prior to 11:00 a.m. (New York City time) on such date, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions of Senior Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Senior Notes or portions of Senior Notes being purchased by the Company.

(d) The Paying Agent shall promptly mail to each Holder of Senior Notes properly tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) Notwithstanding anything to the contrary in the Indenture, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and purchases all Senior Notes validly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

9. Notice of Redemption. Subject to the provisions of the Indenture, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of record as of the record date therefor of the Senior Notes that are to be redeemed at its registered address.

The notice shall identify the Senior Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued;

(d) the name and address of the paying agent;

(e) that Senior Notes called for redemption must be surrendered to the paying agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Senior Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Senior Notes and/or section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice.

10. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of US$5,000 and integral multiples of US$5,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Senior Note, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of a Senior Note to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar need exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, neither the Company nor the Registrar need issue, exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of a transfer of this Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Senior Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Senior Note and for all other purposes whatsoever, whether or not this Senior Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

12. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture, the Senior Notes or any amended or supplemental Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing Default or compliance with any provision of the Indenture, the Senior Notes or any document related thereto may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; to provide for the assumption of the Company’s obligations to Holders of the Senior Notes in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to add any Guarantee with respect to the Senior Notes, including any Subsidiary Guarantees or to secure the Senior Notes or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes; reduce the rate of or change the time for payment of interest on any Senior Note; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration); make any Senior Note payable in money other than that stated in the Senior Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium, if any, or interest on, any Senior Note; waive a redemption payment with respect to any Senior Note (other than a payment required by Section 3.09 of the Indenture); or change in the foregoing amendment and waiver provisions.

13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of principal or premium, if any, on the Senior Notes; (iii) failure by the Company to comply with the provisions described under Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for thirty days after notice to comply with any of their other covenants in the Indenture or the Senior Notes or any other document related thereto; (v) default under any mortgage, pledge, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default is caused by a Payment Default, provided such default shall be in an amount or aggregate amounts in excess of US $1.0 million excluding debt being paid from proceeds of the Senior Notes (a “Payment Default”); (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance Company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of US$4.0 million) aggregating in excess of US$4.0 million which judgments are not paid, discharged or stayed within 60 days after the date on which any period of appeal has expired and during which a stay of enforcement of such judgment shall not be in effect; (vii) if the Company or any Restricted Subsidiary shall be dissolved (other than a technical dissolution of a Subsidiary which is cured within sixty (60) days of notice thereof) or liquidated (or any judgment, order or decree therefor shall be entered); or if a creditors’ committee shall have been appointed for the business of the Company or any Restricted Subsidiary; or if the Company or any Restricted Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing made by the Trustee, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of the Company or of any Restricted Subsidiary) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of the Company or any Restricted Subsidiary and shall not have been reversed or dismissed within sixty (60) days; if the Company, any of the Restricted Subsidiaries or any of the creditors of the Company or any of Restricted Subsidiary initiates a mandatory Conciliation Proceeding; or if the Company or any Restricted Subsidiary shall take any action (corporate or other) authorizing or in furtherance any of the actions described in the Indenture; or (viii) any Guarantee of the Senior Notes by a Subsidiary Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or any Guarantor, or chief executive officer of such Subsidiary Guarantor shall deny or disaffirm its obligations under its Guarantee of any Senior Notes.

If any Event of Default occurs and is continuing with respect to the Indenture and the Senior Notes, the Trustee or the Holders of at least 25% of the aggregate principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Senior Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency or in the event the Company fails to make any payment when due under clauses (i) and (ii) with respect to the Company or any of its Restricted Subsidiaries, the foregoing amount shall be due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the best interest of such Holder. The Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes, by notice to the Trustee may, on behalf of the Holders of all of the Senior Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes, and may otherwise deal with the Company or its Affiliates with the same rights as if it were not Trustee; however, in the vent that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

15. No Personal Liabilities of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws and it is the view of the Commission that such waiver is against public policy.

16. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee of the Trustee.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder of a Senior Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or exchange as a convenience to Holders of Senior Notes. No representation is made as to the correctness or accuracy of such numbers either as printed on the notice or on the Senior Notes and reliance may be placed only on the other identification numbers printed on the Senior Notes and, any redemption shall not be affected by any defect in or omission of such numbers.

The Company will furnish to any Holder of a Senior Note upon written request and without charge a copy of the Indenture. Request may be made to:

FIRST SECURITY BANK, as Trustee
314 N. Spring Street
Searcy, AR 72143
Attention: Trust Department

ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________________________________ agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

________________________________________________________________________________________________________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Senior Note)

Signature Guaranty.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Senior Note purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to have only part of the Senior Note purchased by the Company pursuant to Section 3.09 or Section 3.10 of the Indenture, state the amount you elect to have purchased:

US$______

Date:______

Your Signature:
(Sign exactly as your name appears on the face of this Senior Note.)

Signature Guaranty.